As filed with the Securities and Exchange Commission on January 6, 1998.
                                         Registration No. 333-_____





                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549
                        ___________________

                             FORM S-8
                      REGISTRATION STATEMENT
                               UNDER
                    THE SECURITIES ACT OF 1933
                        ___________________

                   UNISOURCE ENERGY CORPORATION
      (Exact name of registrant as specified in its charter)
                        ___________________

        Arizona                                 86-0786732
(State or other jurisdiction of              (I.R.S. Employer
incorporation or organization)              Identification No.)

                       220 West Sixth Street
                       Tucson, Arizona 85701
                          (520) 571-4000

             (Address of principal executive offices)

      UNISOURCE ENERGY CORPORATION MANAGEMENT AND DIRECTORS
                    DEFERRED COMPENSATION PLAN
                     (Full title of the plan)

                 Dennis R. Nelson, General Counsel
                   UniSource Energy Corporation
                       220 West Sixth Street
                       Tucson, Arizona 85701

              (Name and address of agent for service)
   Telephone number, including area code, of agent for service:
                          (520) 571-4000
                        ___________________

                 CALCULATION  OF REGISTRATION  FEE



                                 Proposed     Proposed
                                 maximum      maximum
Title of             Amount      offering     aggregate     Amount of
securities           to be       price        offering      registration
to be registered     registered  per unit     price         fee


Common Stock, no par 40,000(1)   $18.03125(2) $721,250(2)   $215(2)
value                shares


<F1>  This Registration Statement covers, in addition to the number of shares of Common Stock stated above, rights to acquire the shares of Common Stock covered by the Prospectus and, pursuant to Rule 416(c) under the Securities Act of 1933, an indeterminate amount of any interests in the UniSource Energy Corporation Management and Directors Deferred Compensation Plan (formerly the Tucson Electric Power Company Management and Directors Deferred Compensation Plan and referred to herein as the "Plan") that may constitute separate securities and of shares which by reason of certain events specified in the Plan may become subject to the Plan.

<F2>  Pursuant to Rule 457(h), the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Common Stock on January 2, 1998 as reported on the New York Stock Exchange.


      The Exhibit Index for this Registration Statement is at page S-3.

                              PART I

                    INFORMATION REQUIRED IN THE
                     SECTION 10(a) PROSPECTUS


           The documents containing the information specified in
Part I of Form S-8 (plan information and registrant information) will be sent or given to optionees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents need not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents, which include the statement of availability required by Item 2 of Form S-8, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of
Section 10(a) of the Securities Act.

                              PART II

                    INFORMATION REQUIRED IN THE
                      REGISTRATION STATEMENT


ITEM 3.    INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

           The following documents filed with the Commission are incorporated herein by reference:

           (a) Annual Report on Form 10-K filed on March 3, 1997 by Tucson Electric Power Company ("TEP"), as predecessor to UniSource Energy Corporation, for TEP's fiscal year ended December 31, 1996;

           (b) Quarterly Reports on Forms 10-Q filed by TEP for its quarterly periods ended March 31, 1997, June
                30, 1997 and September 30, 1997;

           (c) Current Reports on Forms 8-K filed by TEP and dated November 19, 1997, November 14, 1997, November 7,
                1997, July 11, 1997, July 9, 1997, and June 26,
                1997;

           (d)  Current Report on Form 8-K filed by UniSource
                Energy Corporation (the "Company") and dated
                January 6, 1998; and

           (e) The description of the Company's Common Stock contained in the Company's Registration
                Statement on Form 8-A, filed with the Commission
                    on December 23, 1997.

           All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into the prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

ITEM 4.    DESCRIPTION OF SECURITIES

           The Common Stock is registered pursuant to Section 12 of the Exchange Act. Therefore, the description of the securities is omitted.

ITEM 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL

           The validity of the original issuance of Common Stock registered hereby is passed on for the Company by Dennis R. Nelson. Mr. Nelson is the General Counsel of the Company and is compensated as an employee of the Company.

ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS

           Arizona corporate law generally authorizes, on a non-exclusive basis, indemnification of officers and directors who have acted or failed to act, in good faith, in a manner believed to be in or not opposed to the best interest of the Company (with certain limitations in the case of actions by or in the right of the Company) and mandates such indemnification in the case of an officer or director who is successful on the merits or otherwise in defense of claims by reason of the fact or such status as an officer or director.

           Article SIXTH of the Amended and Restated Articles of
Incorporation of the Company provides, in part, as follows:

                (B) No director of the Company shall be personally liable to the Company or its shareholders for money damages for any action taken or any failure to take any action as a Director; provided, however, that nothing herein shall be deemed to eliminate or limit any liability which may not be so eliminated or limited under the laws of the State of Arizona, as in effect at the effective date of this paragraph
      (B) of Article SIXTH or as thereafter amended. No amendment, modification or repeal of this paragraph (B) shall eliminate or limit the protection afforded by this paragraph (B) to a director with respect to any act or omission occurring before the effective date thereof.

                (C) (1) The Company shall, to the maximum extent permitted by applicable law, as from time to time in effect, indemnify any individual who is or was a party to or otherwise involved in (or threatened to be made a party to or otherwise involved in) any Proceeding (as hereinafter defined) because such individual is or was a director or officer of the Company, or, while a director or officer of the Company, is or was serving at the request of the Company as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against all Liability (as hereinafter defined) incurred by such individual in connection with such Proceeding.

                     As used in this paragraph (C) of Article SIXTH,
      (a) the term "Expenses" includes attorneys' fees and all other costs and expenses reasonably related to a Proceeding,
      (b) the term "Liability" means the obligation to pay a judgment, settlement, penalty or fine (including any excise tax assessed with respect to an employee benefit plan) and reasonable Expenses incurred with respect to a Proceeding, and includes without limitation obligations and Expenses that have not yet been paid but that have been or may be incurred, and (c) the term "Proceeding" means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, including without limitation any action, suit or proceeding by or in the right of the Company and including, further, any appeal in connection with any such action, suit or proceeding.

                     (2) The Company shall, to the maximum extent permitted by applicable law, pay any Expenses incurred by a director or officer of the Company in defending any such Proceeding in advance of the final disposition thereof upon receipt of any undertaking by or on behalf of such individual to repay such advances if it is ultimately determined that such individual did not meet any standard of conduct prescribed by applicable law and upon the satisfaction of such other conditions as may be imposed by applicable law.

                     (3) The Company by resolution of the Board of Directors, may extend the benefits of this paragraph (C) of Article SIXTH to employees and agents of the Company (each individual entitled to benefits under this paragraph (C) being hereinafter sometimes called an "Indemnified Person").

                     (4) All rights to indemnification and to the advancement of expenses granted under or pursuant to this paragraph (C) shall be deemed to arise out of a contract between the Company and each person who is an Indemnified Person at any time while this paragraph (C) is in effect any may be evidenced by a separate contract between the Company and each Indemnified Person; and such rights shall be effective in respect of all Proceedings commenced after the effective date of this paragraph (C), whether arising from acts or omissions occurring before or after such date. No amendment, modification or repeal of this Article shall affect any rights or obligations theretofore existing.

                     (5)  The Company may purchase and maintain
      insurance on behalf of, or insure or cause to be insured, any individual who is an Indemnified Person against any Liability asserted against or incurred by him in any capacity in respect of which he is an Indemnified Person, or arising out of his status in such capacity, whether or not the Company would have the power to indemnify him against such liability under this Article. The Company's indemnity of any individual who is an Indemnified Person shall be reduced by any amounts such individual may collect with respect to such liability (a) under any policy of insurance purchased and maintained on his behalf by the Company or (b) from any other entity or enterprise served by such individual.

                     (6) The rights to indemnification and to the advancement of Expenses and all other benefits provided by, or granted pursuant to, this Article shall continue as to a person who has ceased to serve in the capacity in respect of which such person was an Indemnified Person and shall inure to the benefit of the heirs, executors and administrators of such person.

                     (7)  The Board of Directors shall have the
      power and authority to make, alter, amend and repeal such procedural rules and regulations relating to indemnification and the advancement of Expenses as it, in its discretion, may deem necessary or expedient in order to carry out the purposes of this Article, such rules and regulations, if any, to be set forth in the Bylaws of the Company or in a resolution of the Board of Directors.

ITEM 7.    EXEMPTION FROM REGISTRATION CLAIMED

           Not applicable.


ITEM 8.    EXHIBITS

           See the attached Exhibit Index on page S-3.

ITEM 9.    UNDERTAKINGS

      (a)  The undersigned registrant hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i)      To include any prospectus
                required by Section 10(a)(3) of the Securities Act;

                          (ii)      To reflect in the prospectus any
                facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                          (iii)     To include any material
                information with respect to the plan of
                distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

                Provided, however, that paragraphs (a)(1)(i) and
      (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant with or furnished to the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

                (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                            SIGNATURES

           The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tucson, State of Arizona, on December 31, 1997.

                          UNISOURCE ENERGY CORPORATION


                          By:   /s/ Charles E. Bayless
                               Charles E. Bayless

                          Its:      Chairman, President and Chief
                                    Executive Officer



                         POWER OF ATTORNEY

           Each person whose signature appears below constitutes and appoints Charles E. Bayless and Dennis Nelson, or each of them individually, his or her true and lawful attorney-in-fact and agent with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them individually, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

           Pursuant to the requirements of the Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURE                 TITLE                         DATE

/s/ Charles E. Bayless    Chairman, President and       December 31, 1997
Charles E. Bayless        Chief Executive Officer
                          (Principal Executive Officer)

/s/ Ira R. Adler          Senior Vice President         December 31, 1997
Ira R. Adler              and Chief Financial Officer
                          (Principal Financial Officer)

/s/ Karen G. Kissinger    Vice President and Controller December 31, 1997
Karen G. Kissinger

/s/ Elizabeth T. Bilby    Director                      December 31, 1997
Elizabeth T. Bilby

/s/ Jose L. Canchola      Director                      December 31, 1997
Jose L. Canchola

/s/ John L. Carter        Director                      December 31, 1997
John L. Carter

/s/ John A. Jeter         Director                      December 31, 1997
John A. Jeter

/s/ R.B. O'Rielly         Director                      December 31, 1997
R.B. (Buck) O'Rielly


/s/ Martha R. Seger, Ph.D Director                      December 31, 1997
Martha R. Seger, Ph.D.

/s/ Donald G. Shropshire  Director                      December 31, 1997
Donald G. Shropshire

/s/ H. Wilson Sundt       Director                      December 31, 1997
H. Wilson Sundt

                           EXHIBIT INDEX

Exhibit
Number     Description


4.1 Tucson Electric Power Company Management and Directors Deferred Compensation Plan.

5.         Opinion of Counsel (opinion re legality).

15.        Letter re unaudited interim financial
           information.

23.1 Consent of Deloitte & Touche LLP (consent of independent auditors).

23.2       Consent of Counsel (included in Exhibit 5).

24.        Power of Attorney (included in this
           Registration Statement under "Signatures").
